UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2018

THE MOSAIC COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota

55441
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 918-8270
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note
This Current Report on Form 8-K is being filed in connection with the consummation on January 8, 2018 (the “Closing Date”) of the transactions contemplated by that certain Stock Purchase Agreement, dated as of December 19, 2016 (the “Original Stock Purchase Agreement”), by and among The Mosaic Company (“Mosaic”), Vale S.A. (“Vale”) and Vale Fertilizer Netherlands B.V. (“Vale Netherlands” and, together with Vale and certain of its affiliates, the “Sellers”), as amended by that certain letter agreement, dated as of December 28, 2017 (the “Letter Agreement” and, together with the Original Stock Purchase Agreement, the “Stock Purchase Agreement”), by and among Mosaic, Vale and Vale Netherlands, pursuant to which Mosaic agreed, upon the terms and subject to the conditions set forth in the Stock Purchase Agreement, to purchase from the Sellers (the “Purchase”) Vale’s global phosphate and potash operations conducted through Vale Fertilizantes S.A. (“VF”). The following events took place in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement:

Item 1.01.	Entry into a Material Definitive Agreement.
On the Closing Date, Mosaic entered into an Investor Agreement with Vale and Vale Netherlands (the “Investor Agreement”).
Director Designation Rights
The Investor Agreement provides that (i) so long Vale, Vale Netherlands and their respective affiliates (the “Vale Stockholders”) beneficially own a number of shares of Mosaic common stock representing at least 90% of the shares issued to them at the closing of the Purchase (together with any shares of Mosaic common stock received by the Vale Stockholders in connection with any stock split, stock dividend or similar transaction, the “Shares”), the Vale Stockholders will be entitled to designate two individuals for nomination to Mosaic’s Board of Directors (the “Board”) and (ii) so long as the Vale Stockholders beneficially own a number of shares of Mosaic common stock representing at least 50% of the Shares (but less than 90% of the Shares), the Vale Stockholders will be entitled to designate one individual for nomination to the Board, in each case, at each stockholders meeting at which directors of Mosaic are elected. Each individual nominated by the Vale Stockholders must meet the standards and qualifications set forth in the Investor Agreement upon the reasonable determination of the Board or its Corporate Governance and Nominating Committee. So long as the Vale Stockholders have the right to designate two nominees, the Vale Stockholders may only designate one nominee who is then serving as a director, officer or employee of Vale or any of its subsidiaries and, if the Vale Stockholders designate two nominees, one of the two designees must be “independent” with respect to Mosaic under the rules governing companies listed on the New York Stock Exchange and under Mosaic’s Director Independence Standards.
Transfer and Standstill Restrictions
The Investor Agreement also provides that, until January 8, 2020, the Vale Stockholders may not transfer any of the Shares that they beneficially own, except that the Vale Stockholders may transfer Shares to one or more of their respective affiliates, with the written consent of Mosaic or in connection with other limited exceptions. So long as the Vale Stockholders beneficially own 5% or more of the outstanding voting securities of Mosaic, however, the Vale Stockholders may not, subject to certain specified exceptions, transfer any Shares to (i) any person if, after giving effect to such transfer, such person would beneficially own voting securities that represent 5% or more of the total voting power of Mosaic or (ii) certain specified competitors of Mosaic and other persons identified in the Investor Agreement.
In addition, during the period (the “Standstill Period”) from the closing of the Purchase until the later of January 8, 2021 and the date on which the Board no longer includes any designees of the Vale Stockholders, the Vale Stockholders are subject to certain standstill restrictions. Under such standstill restrictions, the Vale Stockholders may not, among other things, acquire any shares of Mosaic common stock, subject to specified exceptions, including that the Vale Stockholders may, until January 8, 2020, acquire additional shares of Mosaic common stock so long as the shares of Mosaic common stock beneficially held by the Vale Stockholders (including such additional shares of Mosaic common stock) do not represent more than 15% of the total voting power of Mosaic.
Voting Agreement
During the Standstill Period, the Vale Stockholders will vote all voting securities of Mosaic that they beneficially own (i) with respect to any proposal or resolution relating to the election of directors, in accordance with the recommendation of the Board and (ii) with respect to any other proposal or resolution, at their election, either in the same manner as, and in the same proportion to, all voting securities that are not beneficially held by the Vale Stockholders are voted or in accordance with the recommendation of the Board. After the date on which the Board no longer includes a nominee designated by the Vale Stockholders, the Vale Stockholders may vote all of the voting securities of Mosaic they beneficially own in their sole discretion with respect to any proposal or resolution relating to any merger, consolidation, business combination or other extraordinary transaction involving Mosaic or any of its subsidiaries.
Non-Competition and Non-Solicitation Covenants; Registration Rights; Termination
Under the Investor Agreement, the Vale Stockholders agreed to a three-year non-competition and a two-year employee non-solicitation covenant. In addition, the Vale Stockholders will be entitled to certain demand and customary piggyback registration rights beginning on January 8, 2020.
Except for certain specified provisions, the Investor Agreement will terminate (i) upon the mutual agreement of the parties thereto or (ii) upon the later to occur of (x) January 8, 2021 and (y) the date on which the Vale Stockholders no longer beneficially own any Shares.
The foregoing description of the Investor Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Investor Agreement, a copy of which is attached as Exhibit 2.3, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On the Closing Date, Mosaic completed the Purchase in accordance with the Stock Purchase Agreement. The Purchase was effected through the acquisition by Mosaic of all of the issued and outstanding capital stock of VF. The aggregate consideration paid by Mosaic to the Sellers at the closing of the Purchase was comprised of (i) approximately $1.10 billion in cash (after giving effect to certain adjustments based on matters such as the estimated working capital and indebtedness balances of VF at the time of closing), which amount may be adjusted following the closing of the Purchase in accordance with the Stock Purchase Agreement to reflect actual balances at the time of closing, and (ii) 34,176,574 shares of Mosaic common stock, par value $0.01 per share issued and delivered to Vale and Vale Netherlands. The cash portion of the purchase price paid on the Closing Date was funded with a portion of the proceeds of the $1.25 billion underwritten offering that Mosaic completed on November 13, 2017 pursuant to an underwriting agreement with BNP Paribas Securities Corp., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule A thereto, as described in the Current Report on Form 8-K filed by Mosaic with the Securities and Exchange Commission (the “SEC”) on November 13, 2017.
VF and its subsidiaries (collectively, the “VF Group”) conduct global phosphate and potash operations, including facilities and projects in the provinces of Minas Gerais, Goiás, Sergipe and São Paulo, Brazil, and Saskatchewan, Canada. Prior to the closing of the Purchase, the VF Group also operated certain industrial complexes located in the City of Cubatão (the “Cubatão Business”). The Cubatão Business was not included in the Purchase and was instead transferred to affiliates of the Sellers prior to the closing of the Purchase. As part of the Purchase, Mosaic acquired the Sellers’ 40% economic interest in the joint venture which owns the Miski Mayo phosphate rock mine in the Bayovar region of Peru, in which Mosaic already holds a 35% economic interest on the date of this Current Report on Form 8-K, and Vale’s potash project at Kronau, Saskatchewan. In addition, Mosaic agreed to transfer to Vale certain of the shares held by it in a non-wholly owned subsidiary of VF that operates the TIPLAM port. In connection with the closing of the Purchase, affiliates of Mosaic and Vale entered into various commercial arrangements for the provision of transition services and other transition matters for certain periods of time following the closing of the Purchase.
The foregoing description of the Stock Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to (i) the full text of the Original Stock Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Mosaic with the SEC on December 19, 2016 and (ii) the full text of the Letter Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Mosaic with the SEC on January 2, 2018, each of which is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.
On the Closing Date, Mosaic delivered 29,854,571 and 4,322,003 shares of its common stock to Vale and Vale Netherlands, respectively, as part of the purchase price paid at the closing of the Purchase pursuant to the Stock Purchase Agreement described above in Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated into this Item 3.02 by reference. The issuance of such shares by Mosaic to the Sellers was made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the Stock Purchase Agreement and the Investor Agreement, Vale designated Luciano Siani Pires to be appointed director of Mosaic, and effective as of January 8, 2018, the Board elected Mr. Siani Pires to serve as a director of Mosaic for a term expiring at the annual meeting of stockholders in 2018 or until his successor is elected and qualified.
Mr. Siani Pires will be entitled to compensation for his service as a director of Mosaic pursuant to the policy adopted by the Board for all non-employee directors, including but not limited to a prorated portion, valued at $49,552, of the 2017 annual grant of restricted stock units. The date of grant of such restricted stock units is January 8, 2018. Any cash compensation to which Mr. Siani Pires will be entitled as a director of Mosaic will, at his instruction, be paid to Vale Foundation in accordance with applicable policies of Vale.

Item 7.01.	Regulation FD Disclosure.
The following information is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing:
On January 8, 2018, Mosaic issued a press release announcing the consummation of the transactions contemplated by the Stock Purchase Agreement, including the appointment of Mr. Siani Pires to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
The required financial statements for the transaction described in Item 2.01 above will be filed as soon as practicable and no later than the required filing date.
(b) Pro Forma Financial Statements.
The required pro forma financial information for the transaction described in Item 2.01 above will be filed as soon as practicable and no later than the required filing date.
(d) Exhibits.
Reference is made to the Exhibit Index hereto with respect to the exhibits hereto.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: January 8, 2018	By:	/s/ Mark J. Isaacson
	Name:	Mark J. Isaacson
	Title:	Senior Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1
Stock Purchase Agreement, dated as of December 19, 2016, by and among The Mosaic Company, Vale S.A. and Vale Fertilizer Netherlands B.V. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Mosaic with the SEC on December 19, 2016)*

2.2
Letter Agreement, dated as of December 28, 2017, by and among The Mosaic Company, Vale S.A. and Vale Fertilizer Netherlands B.V. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Mosaic with the SEC on January 2, 2018)*

2.3	Investor Agreement, dated as of January 8, 2018, by and among The Mosaic Company, Vale S.A. and Vale Fertilizer Netherlands B.V.*
99.1	Press Release of Mosaic, issued January 8, 2018

*
Mosaic agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules and exhibits to the extent required by the rules of the Securities and Exchange Commission upon request.